Exhibit 99.1

AUXILIUM PHARMACEUTICALS ANNOUNCES ADDITIONAL PHASE III
XIAFLEX® DATA TO BE PRESENTED AT SMSNA MEETING

— Peyronie’s disease bother uniformly high regardless of degree of penile curvature deformity —

— Presentation of data and 3-D photography from open-label IMPRESS study —

MALVERN, Pa., Aug. 27, 2012 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, announced that additional data will be presented from its IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials, the phase III studies that assessed XIAFLEX® (collagenase clostridium histolyticum or CCH), a novel, in-office, first-in-class biologic therapy for the potential treatment of Peyronie’s disease (PD). These data will be presented at the Sexual Medicines Society of North America (SMSNA)/International Society for Sexual Medicine (ISSM) Joint Annual Meeting in Chicago, IL.

A baseline analysis from IMPRESS focuses on the psychosocial impact on men with PD, specifically the level of PD bother and distress associated with PD as related to the degree of penile curvature deformity. At baseline, results showed that all degrees of curvature deformity evaluated in the studies may be associated with high levels of bother and distress. Specifically, more than half (58 percent) of patients with lesser levels of curvature deformity (30 to 60 degrees) reported that they were “very bothered” or “extremely bothered” about their condition. Additional results showed that 73 percent of patients with curvature deformity of 60 to 90 degrees were also “very bothered” or “extremely bothered” about their condition.  A high level of patient-reported moderate to severe distress over PD was also noted among subjects with curvature deformity of 30 to 60 or 60 to 90 degrees (80.5 percent and 90.5 percent, respectively).

PD can be a physically and psychosocially devastating disorder that results in varying degrees of curvature deformity, disease bother, sexual dysfunction, emotional distress, loss of self-esteem and depression.  To measure the impact of PD on a patient, the studies utilized an FDA-phase III validated Peyronie’s Disease Questionnaire (PDQ). One domain of the PDQ is patient bother, which is the patient-reported bother relating to various aspects of PD including pain or discomfort with erection, appearance of the erect penis, difficulty when attempting intercourse and less frequent intercourse. The analysis to be presented at SMSNA focuses on the level of patient bother associated with PD as related to the degree of curvature deformity.

“It has long been assumed that the less the penile curvature deformity, the less a PD patient would be bothered by the deformity, but this analysis shows that patients with any degrees of curvature (30 to 90 degrees) may experience high levels of bother and distress,” explained Dr. James Tursi, Chief Medical Officer of Auxilium. “This supports that measuring curvature alone would not capture the full impact of the disease and consideration of the psychosexual components should be an important aspect of managing and treating patients with PD.”

In June 2012, Auxilium first shared its top-line results from its IMPRESS trials. The trials’ co-primary endpoints—percent improvement from baseline in curvature deformity compared to placebo and the change from baseline (improvement) in the bother domain compared to placebo—were both met with statistical significance.

In addition, photographs and data will presented from a subset of IMPRESS patients involved in the first study ever to use 3-D photographic technology for 360 degree assessment of penile curvature deformity in PD patients. The sub-study was conducted as part of an open-label phase III study allowing physicians to visualize the changes in penile curvature deformity for a patient after each XIAFLEX treatment cycle, including images from the patient’s perspective.  Patients were followed for 36 weeks and penile curvature deformity was 3-D photographed prior to each treatment cycle and at the end of the study.  The results from this open-label sub-study were consistent with the double-blind placebo-controlled studies.

“Seeing the physical changes in curvature deformity in three dimensions and the improvement over the treatment cycles is extremely impactful for patients and their physicians,” said Dr. Tursi.

The data will be presented at the SMSNA/ISSM meeting by Dr. Larry Lipshultz, entitled “Relationship of Baseline Penile Curvature Deformity Severity and Symptom Bother Observed in Patients with Peyronie’s Disease” on August 29 and by Dr. Ridwan Shabsigh, entitled “Three-Dimensional Imaging to Document Improvement in Penile Curvature Deformity in Patients with Peyronie’s Disease Treated in a Phase III Study With Collagenase Clostridium Histolyticum” on August 27.  Additional details about the presentations and the meeting can be found at www.smsna.org/meetings/2012/default.aspx.

“We continue to uncover information demonstrating the devastating impact of Peyronie’s disease, which further increases our commitment, subject to FDA approval, to providing XIAFLEX as a potential solution for these patients,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “It is our hope that these data may help physicians further appreciate the psychological and physical symptoms of Peyronie’s disease and create greater awareness of this serious medical condition.”

FDA Filing

Auxilium plans to file a supplemental Biologics License Application (sBLA) with the FDA seeking approval for the potential use of XIAFLEX in the treatment of PD by the end of 2012. If approved by the FDA, XIAFLEX is expected to be the first and only biologic therapy indicated for the treatment of PD.

About the Patient Bother Domain and Distress Results from IMPRESS

The IMPRESS trials utilized an FDA-validated Peyronie’s Disease Questionnaire (PDQ), a 15-question assessment of the impact of PD on a subject using three domains: PD bother, psychological and physical symptoms of PD, and penile pain (at screening, week 24, and week 52).

A total of 836 patients were enrolled in the Phase III trials from 64 sites in the U.S. and Australia. Eligible patients were men over 18 years of age with PD for more than 12 months and a penile curvature deformity between 30 and 90 degrees. Data collected during screening included demographics, disease history, and clinical assessments of PD, including the FDA-phase III validated PDQ.

The PDQ is a proprietary questionnaire that Auxilium developed with the FDA following its phase IIb PD studies as a valid tool for measuring PD bother.

IMPRESS results showed that 58 percent of patients with curvature deformity of 30 to 60 degrees and 73 percent of patients with curvature deformity of 60 to 90 degrees were “very bothered” or “extremely bothered” the last time they looked at their erect penis. In addition, a high level of patient-reported moderate to severe distress over PD was noted among subjects with curvature deformity of 30 to 60 or 60 to 90 degrees (80.5 percent and 90.5 percent, respectively).

Patient distress information was collected at baseline in the PD phase III clinical program. Patients may feel “distressed” by any one, or a combination of, the following: social stigmatism, isolation, negative self-image, sexual performance dysfunction, relationship difficulties, and anxiety.

About Peyronie’s Disease

PD is the development of collagen plaque, or scar tissue, on the shaft of the penis that may harden and reduce flexibility, thus occasionally causing pain and causing the penis to deform in a bend or arc during erection. In addition to difficulty with sexual intercourse, PD is commonly associated with disease bother, emotional distress, loss of self-esteem, and depression. PD is a heterogeneous disease with an initial inflammatory component. This inflammatory phase is poorly understood with a somewhat variable disease course and occasional spontaneous resolutions of not greater than 13%(1). After 12-18 months of disease, the disease is reported to often develop into a more chronic, stable phase(1). The estimated prevalence in adult men of PD has been reported to be approximately 5%(2); however the disease is thought to be underdiagnosed and undertreated(1). Based on U.S. historical medical claims data, it is estimated that between 65,000 and 120,000 PD patients are diagnosed every year, but only 5,000 to 6,500 PD patients are treated with injectables or surgery annually(3).

(1) L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.
(2) Bella A. Peyronie’s Disease J Sex Med 2007;4:1527—1538
(3) SDI and data on file, Auxilium

About the IMPRESS Clinical Program

Auxilium’s late stage global development plan for XIAFLEX consists of four clinical studies and is known by the acronym IMPRESS — The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies. There are two randomized, double-blind, placebo-controlled phase III studies, which enrolled over 800 patients combined at 64 sites in the U.S. and Australia in less than five months, with a 2:1 ratio of XIAFLEX to placebo. There is also one open label study, which enrolled at least 250 patients, at approximately 30 sites in the U.S., EU and New Zealand, and one pharmacokinetic study, which enrolled approximately 20 patients who were then enrolled into the open label study. XIAFLEX was administered two times a week every six weeks for up to four treatment cycles (2 x 4). Each treatment cycle was followed by a penile modeling procedure. Patients were followed for 52 weeks post-

first injection in the double-blind studies and will be followed for 36 weeks in the open label and pharmacokinetic trials.

The trials’ co-primary endpoints are percent improvement from baseline in penile curvature deformity compared to placebo and the change from baseline (improvement) in the PD bother domain of the PDQ compared to placebo. The PDQ also has two additional domains as secondary endpoints, which include severity of psychological and physical symptoms of PD, and penile pain. Safety measurements include adverse event monitoring and clinical labs. Immunogenicity testing was also performed. Auxilium expects to file a sBLA, which will include the results of both IMPRESS double-blind studies, with the FDA by the end of 2012.

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum; CCH) is a biologic approved in the U.S. and the EU for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord. XIAFLEX is a minimally invasive treatment for this condition and consists of a highly purified combination of two subtypes of collagenase, derived from Clostridium histolyticum, in specific proportion. Together, the collagenase sub-types work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase. XIAFLEX is currently in phase III of development for the treatment of Peyronie’s disease (PD). CCH is in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult DC patients with a palpable cord. GlaxoSmithKline LLC co-promotes Testim with Auxilium in the U.S.  Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada. Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia; Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan; and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease. CCH is in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “should,” “could,” “estimate,” “project,” “will,” and “target.” Forward-looking-statements in this release include statements regarding the timing of Auxilium’s filing of a supplemental BLA for XIAFLEX for treatment of Peyronie’s disease; the size of the potential market for XIAFLEX for the treatment of PD; whether XIAFLEX will be the first and only approved biologic therapy indicated for the treatment of Peyronie’s disease; whether consideration of psychosexual components should be an important aspect of managing and treating patients with PD; the timing of the presentation of data from Auxilium’s IMPRESS trials; the potential for XIAFLEX to provide a solution for PD patients; the ability of the IMPRESS data to help physicians further appreciate the psychological and physical symptoms of PD and create greater awareness of PD; the period of time for which patients will be followed in Auxilium’s current pharmacokinetic study for XIAFLEX for the treatment of Peyronie’s disease; the interpretation of clinical data; the number of patients with Peyronie’s disease; the number of Auxilium’s products in development for Peyronie’s disease, Frozen Shoulder syndrome, and cellulite; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of Auxilium and are based upon preliminary information and management assumptions. No specific assurances can be given with respect to whether those products for which Auxilium is pursuing FDA approval will be approved or whether any of Auxilium’s products will achieve commercial success; or whether any of Auxilium’s co-promotion agreements will be successful. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”). Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:
James E. Fickenscher / CFO	William Q. Sargent, Jr. / V.P., IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com